RESTATED ARTICLES OF INCORPORATION
                                       OF
                              INTERMOST CORPORATION

     Pursuant to the provisions of Section 16-10a-1007 of the Utah Revised Business Corporation Act, Intermost Corporation, a Utah corporation, hereinafter referred to as the "Corporation" hereby adopts the following Restated Articles of Incorporation, which do not contain any amendments to the articles of incorporation:

                                    Article I
                                      NAME

     The name of the corporation (hereinafter called the "Corporation") is Intermost Corporation.

                                   Article II
                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.

                                   Article III
                              PURPOSES AND POWERS.

     The purpose for which this Corporation is organized is to engage in the design, development and marketing of medical and surgical instruments and devices. The Company may also invest in any other products, properties, and/or businesses which may have potential for profit.

                                   Article IV.
                                AUTHORIZED SHARES

     The Corporation shall have the authority to issue one hundred million (100,000,000) shares of common stock, par value $.001 per share ("Common Stock") and five million (5,000,000) shares of preferred stock, par value $.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is expressly granted authority, without shareholder approval, and within the limits of the Utah Revised Business Corporations Act, to:

     (a) designate in whole or in part, the preferences, limitations and relative rights, of any class of shares before the issuance of any shares of that class:

     (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

     (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

     (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

     The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

                                   Article V.
                            COMMENCEMENT OF BUSINESS

     The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                   Article VI.
             INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT

     The address of the initial registered office of the Corporation is 255 East 400 South #150, Salt Lake City, Utah 84111, and the initial registered Agent at such office is Jerry L. Smith.

                                  Article VII.
                                    DIRECTORS

     The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more then nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as Directors until their successors are elected and qualified are:

                           Richard L. Adams
                           1824 South 11th East
                           Salt Lake City, UT 84105

                           Dan Lundergan
                           926 McClelland Street
                           Salt Lake City, UT 84105

                           Jerry L. Smith
                           1052 Noturne Drive
                           Salt Lake City, UT 84116

                                  Article VIII.
                                  INCORPORATORS

     The name and post office address of each incorporator is:

                           Richard L. Adams
                           1824 South 11th East
                           Salt Lake City, UT 84105

                           Dan Lundergan
                           926 McClelland Street
                           Salt Lake City, UT 84105

                           Jerry L. Smith
                           1052 Noturne Drive
                           Salt Lake City, UT 84116

                                   Article IX.
                               PRE-EMPTIVE RIGHTS

     There shall be no pre-emptive rights to acquire unissued and/or treasury shares of stock of the Corporation.

                                   Article X.
                                VOTING OF SHARES

     Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the Shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   Article XI.
                             LIMITATION ON LIABILITY

     To the fullest extent permitted by the Utah revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director.

                                  Article XII.
                               SHAREHOLDER CONSENT

     Shareholders of the Corporation shall be able to take shareholder action through a consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted as provided in the Utah Revised Business Corporation Act Section 16-10a-704.

     By executing these Restated Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on November 10, 1998, the foregoing Restated Articles were authorized and approved by unanimous consent of the board of directors; and no shareholder consent was required.

Dated:  _______ of November, 1998.


                                                     -------------------------
                                                     Brad Petersen, President


                                                     -------------------------
                                                     Gayle Petersen, Secretary

State of Utah             )
                          )
County of Salt Lake       )

     On the ____ day of November, 1998, personally appeared before me the undersigned notary public, Brad Petersen and Gayle Petersen, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above named corporation, that they signed the foregoing Restated Articles of Incorporation and that the statements contained therein are true and correct.


                                                              Notary Public